UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2011

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

(a) Previous independent public accounting firm

On November 17, 2011, Eide Bailly LLP (“Eide Bailly”) resigned as the independent registered public accounting firm of AeroGrow International, Inc. (the “Company”).  Eide Bailly had been the independent registered public accounting firm of the Company since November 1, 2008. Gordon, Hughes & Banks, LLP, whose operations were acquired by Eide Bailly on November 1, 2008, had served as the independent registered public accounting firm of the Company from the Company’s inception through November 1, 2008.

The audit reports of Eide Bailly on the consolidated financial statements of the Company as of and for the years ended March 31, 2010 and 2011 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

Eide Bailly’s report on the consolidated financial statements of the Company as of and for the year ended March 31, 2011 contained a separate paragraph stating, “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company does not currently have sufficient liquidity to meet its anticipated working capital, debt service and other liquidity needs in the near term. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with the audits of the years ended March 31, 2010 and 2011, and through to November 17, 2011, there were no disagreements between the Company and Eide Bailly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eide Bailly, would have caused Eide Bailly to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

During the two most recent fiscal years and through to November 17, 2011, there were no “reportable events” with respect to the Company as that term is defined in item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

The Company provided a copy of the foregoing disclosures to Eide Bailly and requested that Eide Bailly furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of that letter furnished in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

  (b) New independent registered public accounting firm

On November 22, 2011, the Company executed an engagement letter with Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) to assume the role of the Company’s independent registered public accounting firm.

During the Company’s two most recent fiscal years ended March 31, 2010 and 2011 and the subsequent interim period prior to the engagement of EKS&H, neither the Company nor anyone on its behalf consulted EKS&H regarding: (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

The decision to appoint EKS&H as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors and ratified by the full Board of Directors on November 21, 2011.

Item 9.01  Exhibits

Exhibits

  16.1        Letter from Eide Bailly LLP to the Securities and Exchange Commission dated November 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ H. MacGregor Clarke
DATED: November 23, 2011	H. MacGregor Clarke
Chief Financial Officer and Treasurer